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                       [LETTERHEAD OF COOPERS & LYBRAND]


                                                                      EXHIBIT 16

July 15, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Aastrom Biosciences, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.